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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-39482, 333-108095), on Form S-8POS (No. 333-47647) and on Form S-3 (Nos. 333-68299, 333-88979) of American States Water Company of our report dated March 17, 2004 relating to the financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73378) of Southern California Water Company of our report dated March 17, 2004 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Los Angeles, California
March 23, 2004